UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 14, 2010

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

StoneMor Partners L.P. (the “Company”) is filing this Current Report on Form 8-K (the “Form 8-K”) to update the historical consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) in accordance with Accounting Standards Codification (“ASC”) paragraph 805-10-25-13, which requires the retrospective adjustment of provisional amounts recorded in an acquisition based upon new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date.

The historical financial information in Exhibit 99.1 attached hereto has been recast from its previous presentation to reflect the retrospective adjustments required by ASC paragraph 805-10-25-13 as of and for the year ended December 31, 2009. The information in this Current Report on Form 8-K is not an amendment or restatement of the 2009 Form 10-K.

In the second quarter of 2010, the Company received final appraisals of the value of certain cemetery property and property, plant and equipment acquired as part of an acquisition completed in the second quarter of 2009. These appraisals, together with the finalization of other immaterial items related to the acquisition, resulted in an increase in the fair values of these amounts of approximately $4.2 million. The historical financial information in Exhibit 99.1 has been updated to reflect this change as of and for the year ended December 31, 2009. Such changes results in each of the following:

•	An increase in partners’ capital at December 31 2009 of $4.2 million; and

•	An increase in income before income taxes and net income for the year ended December 31, 2009 of $4.2 million

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We have not updated any of the disclosures for events that have taken place after the filing of our Annual Report on Form 10-K. This current report should be read in conjunction with the portions of our 10-K that have not been updated herein as well as the filings we have made after the filing of our Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

99.1	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Consolidated Financial Statements and notes thereto recast for the requirements of ASC Paragraph 805-10-25-13 for the fiscal years ended December 31, 2009, 2008, and 2007, and Controls and Procedures (which replaces and supersedes Part II, Item 7, Item 8 and Item 9A, respectively, of the Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on March 16, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC its general partner

By:	/S/ WILLIAM R. SHANE
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: September 14, 2010

Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

99.1	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Consolidated Financial Statements and notes thereto recast for the requirements of ASC Paragraph 805-10-25-13 for the fiscal years ended December 31, 2009, 2008, and 2007, and Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Consolidated Financial Statements and notes thereto recast for the adoption of ASC Paragraph 805-10-25-13 for the fiscal years ended December 31, 2009, 2008, and 2007, and Controls and Procedures (which replaces and supersedes Part II, Item 7, Item 8 and Item 9A, respectively, of the Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on March 16, 2010).

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